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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 3 to Registration Statement on Form S-4 (No. 333-29415) of ICO, Inc. of our report dated December 20, 1996 appearing on page F-2 of the ICO, Inc. Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Financial Data."


/s/  PRICE WATERHOUSE LLP

Houston, Texas

October 6, 1997